EXHIBIT 10.49
                                                                   -------------


                              VALUEFLASH.COM, INC.



December 14, 2000                                                    $250,000.00


                           10% SECURED PROMISSORY NOTE
                                  Due On Demand


         VALUEFLASH.COM, INC., a Delaware corporation (the "Company"), for value received, effective as of the date first written above, promises to pay to the order of STEVEN A. HOROWITZ (the "Holder"), the principal sum of Two Hundred Fifty Thousand Dollars ($250,000.00) (the "Principal Amount"), together with interest on the outstanding Principal Amount at the rate of ten percent (10%) per annum. The Company shall pay Holder, within 5 business days the Company's receipt of a written demand from Holder, so much of or all of the amounts due and owing hereunder as the Holder may demand from time to time (in each such case, the "Maturity Date"). All payments hereunder shall be made to the Holder care of Moritt, Hock, Hamroff & Horowitz, LLP., a New York Limited Liability Partnership, at 400 Garden City Plaza, Suite 202, Garden City, New York 11530, in such coin or currency which shall constitute legal tender of the United States. In the event that for any reason whatsoever any interest or other consideration payable with respect to this Note shall be deemed to be usurious by a court of competent jurisdiction under the laws of the State of New York or the laws of any other state governing the repayment hereof, then so much of such interest or other consideration as shall be deemed to be usurious shall be held by the Holder as security for the repayment of the principal amount hereof and shall otherwise be waived.

1.       PRIORITY OF PAYMENT; REDUCTION IN PRINCIPAL AMOUNT.
         --------------------------------------------------
         Any payments hereunder will be applied in the following order of priority: first to the payment of any fees, expenses or other costs the Company is obligated to pay hereunder; next to any accrued and unpaid interest due and owing by the Company to the Holder and then to the unpaid principal balance of this Note.

2.       PAYMENT OF COSTS AND EXPENSES.
         -----------------------------
         The Company shall pay all costs and expenses, including, without limitation, reasonable attorneys' fees and all expenses and disbursements of counsel, in connection with the enforcement, after the occurrence of an Event of Default (as such term is defined below) hereunder, of any of the Holder's rights against the Company under this Note (whether or not suit is instituted by or against the Holder).

3.       COVENANTS OF COMPANY.
         ---------------------
         (a) The Company covenants and agrees that, so long as this Note shall be outstanding, it will:

               (1) Promptly notify Holder in writing when funds becomes available to the Company from a certain private placement involving the issuance of up to a total of 92 units consisting of convertible debentures and warrants offered to accredited investors through the investment bank of J.P. Turner & Company and/or from any other private placement of equity or debt offered by the company at any time from the date hereof until all amounts due and owing under this Note shall be repaid. The Company hereby warrants, covenants and agrees that it shall use any and all such funds exclusively for the repayment of all unpaid amounts due and owing under this Note, in the order of priority set forth in Paragraph 1, above until all amounts due and owing hereunder have been paid to Holder in full.

               (2) Promptly pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon the Company or upon its income and profits, or upon any of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, and the Company shall set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested.

               (3) Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Company as its counsel may advise;

               (4) At all times maintain, preserve, protect and keep its property used and useful in the conduct of its business in good repair, working order and conditions, and from time to time make all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times;

               (5) Keep adequately insured by financially sound insurers, all property of a character usually insured by similar corporations and carry such other insurance as is usually carried by similar corporations;

               (6) At all times keep true and correct books, records and accounts; and

               (7) Keep and perform all covenants and obligations which are the obligations of the Company to keep and observe under the Security Agreement.

4.       EVENTS OF DEFAULT.
         -----------------
         (a) The Principal Amount and all interest thereon accrued and unpaid shall immediately become due and payable upon written demand made by the Holder if one or more of the following events, herein called "Events of Default," shall occur:

               (1) Default in the payment of the principal or accrued interest on this Note, when the same shall become due and payable, whether by acceleration or otherwise;

               (2) Default in the due observance or performance of any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the terms hereof involving the payment of money;

               (3) Default in the performance of any obligation of the Company hereunder, not involving the payment of money, which default continues uncured for five (5) days after notice of such default has been given to the Company by the Holder;

               (4) The occurrence of an Event of Default (after giving effect to any applicable cure period) under the Security Agreement (as defined below);

               (5) Application for, or consent to, the appointment of a receiver, trustee or liquidator for the Company or its property;

               (6) Admission in writing of the Company's inability to pay its debts as they mature;

               (7) General assignment by the Company for the benefit of creditors;

               (8) Filing by the Company of a voluntary petition in bankruptcy or a petition or an answer seeking reorganization, or an arrangement with creditors; or

               (9) Entry against the Company of a court order approving a petition filed against it under the federal bankruptcy laws, which order shall not have been vacated or set aside or otherwise terminated within sixty (60) days.

         (b) The Company agrees that notice of the occurrence of any Event of Default will be promptly given to the Holder at his registered address by certified mail.

         (c) From and after maturity or acceleration of the Note, whichever shall first occur, interest shall be payable on the entire unpaid balance, until paid in full, at an annual rate equal to the lesser of fifteen percent (15%) or the highest rate permitted by law.

5.       COLLATERAL.
         ----------
         Payment of this Note is secured by certain assets of the Company pursuant to the security agreement by and among the Company, the Holder, Dan Roc Limited Partnership and CDKnet.com, Inc. (the "Security Agreement"), all terms, covenants and conditions of which documents shall be deemed incorporated herein by reference.

6.       MISCELLANEOUS.
         -------------
         (a) This Note has been issued by the Company pursuant to authorization of the Board of Directors of the Company.

         (b) Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Note, if mutilated, the Company shall execute and deliver a new Note of like tenor and date. Any such new Note executed and delivered shall constitute a contractual obligation on the part of the Company, in place of this Note so lost, stolen, destroyed or mutilated.

         (c) This Note shall be construed and enforced in accordance with the laws of the State of New York (without giving effect to the choice of law or conflict of law principles thereof).

         (d) Except as otherwise provided herein, the Company hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement hereof. No delay or omission on the part of the Holder in exercising or enforcing any of its right, powers, privileges or remedies hereunder (collectively, "Rights") shall operate as a waiver thereof, and a waiver of any Rights on any one occasion shall not be construed as a bar to or waiver of any Rights on any future occasion.

         (e) In the event that any court having jurisdiction shall determine that any covenant or other provision contained in this Note shall be unreasonable or unenforceable in any respect, then such covenant or other provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such covenant or other provision wholly unenforceable, the remaining covenants and other provisions of this Note shall nevertheless remain in full force and effect.

         (f) Any legal action or proceeding with respect to this Note shall be brought in the courts of New York State, County of Nassau, or of the United States of America for the Eastern District of New York, and, by execution and delivery of this Note, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Company and the Holder hereby knowingly, voluntarily, intentionally and irrevocably waives, in connection with any such action or proceeding: (1) any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions and (2) to the maximum extent not prohibited by law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Note. Each of the Company and the Holder irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof in the manner provided in paragraph (h) of this Section 6.

         (g) This Note shall be binding upon the Company and its successor and permitted assigns and shall inure to the benefit of the Holder and its successors and permitted assigns. The rights and obligations under this Note shall not be assigned by the Company without the prior written consent of the Holder, which may be given or withheld in its sole discretion. The rights and obligations under this Note shall not be assigned by the Holder without the prior written consent of the Company, which may be given or withheld in its sole discretion.

         (h) All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (1) delivered by hand, (2) sent by a nationally recognized overnight courier service that regularly maintains records of items picked up and delivered to the parties, by next day, priority delivery, or (3) sent by registered or certified mail, return receipt requested, postage prepaid.

         If to the Holder:  Steven A. Horowitz
                            c/o Moritt, Hock, Hamroff & Horowitz, LLP
                            400 Garden City Plaza, Suite 202
                            Garden City, NY 11530
                            Attn: Steven A. Horowitz, Esq.

         With a copy in
         each case to:      Moritt, Hock, Hamroff & Horowitz, LLP
                            400 Garden City Plaza, Suite 202
                            Garden City, NY 11530
                            Attn: Steven A. Horowitz, Esq.

         If to the Company: VALUEFLASH.COM, INC.
                            250 West 57th Street
                            New York, New York 10019
                            Attn: Shai Bar Lavi, Chief Executive Officer

         With a copy in
         each case to:      Moritt, Hock, Hamroff & Horowitz, LLP
                            400 Garden City Plaza, Suite 202
                            Garden City, NY 11530
                            Attn: Steven A. Horowitz Esq.

         All notices, requests, consents and other communications hereunder shall be deemed to have been given either (1) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (2) if sent by overnight courier, next day priority, on the next business day following the day such notice is delivered to the courier service, or (3) if sent by registered or certified mail, return receipt requested, on the fifth business day following the day such mailing is made.

         (l) No provision hereof shall be modified, altered or limited except by a written instrument expressly referring to this Note and to such provision, and executed by the parties hereto.

         (m) If any date that may at any time be specified in this Note as a date for the making of any payment of interest under this Note shall fall on Saturday, Sunday or on a day which in New York State shall be a legal holiday, then the date for the making of that payment shall be the next subsequent day which is not a Saturday, Sunday or legal holiday.

         IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by its Chief Executive Officer effective as of the date first written above.

                                            VALUEFLASH.COM, INC.

                                            By: /s/ Shai Bar Lavi
                                                --------------------------------
                                                Name:   Shai Bar Lavi
                                                Title:  Chief Executive Officer